                                                                    EXHIBIT 21.1


                                HOLLY CORPORATION

                           SUBSIDIARIES OF REGISTRANT


Holly Corporation owns 100% of the capital stock of the following subsidiaries (state of respective incorporation shown in parentheses):

         Navajo Corp.                               (Del.)
         Navajo Holdings, Inc.                      (N.M.)
         Holly Petroleum, Inc.                      (Del.)
         Black Eagle, Inc.                          (Del.)


Holly Corporation owns 57.5% and Navajo Corp. owns 42.5% of the capital stock of Navajo Refining Company (Del.).

Navajo Refining Company owns 100% of the stock of Navajo Northern, Inc. (Nev.), Lorefco, Inc. (Del.), Navajo Western Asphalt Company (N.M.), and Navajo Crude Oil Purchasing, Inc. (N.M).

Navajo Holdings, Inc. owns 100% of the stock of Navajo Pipeline Co. (Del.).

Navajo Pipeline Co. owns 100% of the stock of Navajo Southern, Inc. (Del.).

Lorefco, Inc. owns 100% of the stock of Lea Refining Company (Del.).

Navajo Northern, Inc. owns 100% of the stock of Montana Retail Corporation
(Del.).

Black Eagle, Inc. and Navajo Northern, Inc. are the general partners of Montana Refining Company, a Partnership.